EXHIBIT 99.1

China Organic Agriculture Responds to Class Action Allegations Contained in December 12th Press Release

      Business Wire

      LOS ANGELES & LIAONING, China -- December 16, 2008

      China Organic Agriculture, Inc. (OTCBB: CNOA) Chief Executive Officer Jinsong Li responds to allegations contained in a press release dated December 12^th 2008.

      "The allegations contained in a Press Release dated December 12th concerning a class action lawsuit filed against China Organic Agricultureare completely without merit," said Mr. Li. "We will vigorously defend China Organic against these assertions and will continue to act in the interests of our shareholders."

      About China Organic Agriculture

      China Organic Agriculture is a food products company capitalizing on China's domestic demand for premium products due to an expanding class of consumers with the ability to acquire premium food products. The Company has developed a distribution network throughout China including Beijing, Shanghai and Nanjing. The Company is positioned to leverage this network to increase market penetration with broad distribution of agricultural, food and related premium products. The Company has experienced considerable growth since its inception and continues to implement a number of strategic initiatives to further expand revenues and earnings. For more information, please visit:

www.chinaorganicagriculture.com.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning future acquisitions, estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of China Organic Agriculture's products and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," and similar expressions denote forward-looking statements. Although China Organic Agriculture Inc. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those set forth in our reports filed with the Securities and Exchange Commission, together with the risks discussed in our press releases and other communications to shareholders issued by us from time to time, such as our ability to raise capital as and when required, the availability of raw products and other supplies, competition, the costs of goods, government regulations, and political and economic factors in the People's Republic of China in which our subsidiaries operate.

Contact:

China Organic Agriculture, Inc.
Kate Ou, 646-200-6322
kateou@chinaorganicagriculture.com